UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Wilshire Boulevard, Suite 150, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2024, Broadway Financial Corporation (the “Company” or “Broadway”) (NASDAQ Capital Market: BYFC), the holding company of City First Bank, National Association (the “Bank” and collectively with the Company, “City First Broadway”), appointed Zack Ibrahim, age 48, as Executive Vice President and Chief Financial Officer (“CFO”) of the Company and the Bank.  Mr. Ibrahim will also serve as the Principal Financial Officer and Principal Accounting Officer for the Company.

Prior to joining City First Broadway, Mr. Ibrahim most recently served as Executive Director, Head of Corporate Finance at Texas Capital Bancshares Inc. (“TCB”), a financial services firm, from April 2022 to March 2024 where he led TCB’s Expense Program designed to achieve targeted financial objectives by 2025, as well as projects to develop various strategic roadmaps for scaling the finance department in support of the TCB’s growth strategy, including implementing the Oracle EPBS financial platform and enhancing TCB’s pricing tool system for all lending, capital markets, and deposit pricing decisions.  Prior to TCB, Mr. Ibrahim served as Senior Vice President, Senior Director of Finance at TIAA Bank from May 2019 to April 2022, where he was responsible for financial management and regulatory reporting for multiple departments, which included responsibility for month-end and quarter-end close reporting, maintenance of general ledger accounts, reconciliations between financial and management reports, and managing the deposit and lending pricing models for Consumer and Commercial Banking.

Mr. Ibrahim’s career spans over 20 years and includes experience at other large financial institutions, including Northern Trust Corporation, Regions Financial Corporation, and M&T Bank Corporation.

He earned an M.B.A. with a concentration in Finance and has a Green Belt Certification in Six Sigma process improvements.

In connection with his appointment, Mr. Ibrahim will receive a base salary of $340,000, a target annual cash award opportunity of 25% of base salary and a target annual equity award opportunity of 25% of base salary and is eligible for the Bank’s Incentive Plan generally available to senior executive officers, as discussed in the Company’s most recent proxy statement. Prior to his appointment, Mr. Ibrahim was granted 31,645 shares of restricted stock pursuant to the Company’s Amended and Restated 2018 Long-Term Incentive Plan.  Mr. Ibrahim’s service is on an “at-will” basis and has no specified term.

There are no arrangements or understandings between Mr. Ibrahim and any other persons pursuant to which he was selected as CFO. There are also no family relationships between Mr. Ibrahim and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Ibrahim’s appointment, as well as the addition of four experienced senior officers to the executive management team of City First Broadway, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated May 21, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: May 21, 2024	By:	/s/ Brian E. Argrett
Brian E. Argrett
President and
Chief Executive Officer